    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1998
                                                  REGISTRATION NO. 333-
================================================================================

                    SECURITIES  AND  EXCHANGE  COMMISSION
                           WASHINGTON, D.C.  20549
                             -------------------
                                  FORM  S-8
                           REGISTRATION  STATEMENT
                                    UNDER
                       THE  SECURITIES  ACT  OF  1933
                             OCEAN ENERGY, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                        72-1277752
    (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

        8440 JEFFERSON HIGHWAY
               SUITE 420
        BATON ROUGE, LOUISIANA                                  70809
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)



                             OCEAN ENERGY, INC.
                        1996 LONG-TERM INCENTIVE PLAN
                          (FULL TITLE OF THE PLAN)

                              ROBERT K. REEVES
                 EXECUTIVE VICE PRESIDENT - ADMINISTRATION,
                        GENERAL COUNSEL AND SECRETARY
                       3861 AMBASSADOR CAFFERY PARKWAY
                                  SUITE 500
                         LAFAYETTE, LOUISIANA  70503
                               (318) 993-4300
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                  ----------------------------------------
                                    copy to:

                                JOHN F. WOMBWELL
                             ANDREWS & KURTH L.L.P.
                           4200 TEXAS COMMERCE TOWER
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

                   ---------------------------------------

                     CALCULATION  OF  REGISTRATION  FEE

----------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED            PROPOSED
                                                                    MAXIMUM            MAXIMUM
       TITLE OF SECURITIES                  AMOUNT TO BE         OFFERING PRICE      AGGREGATE FEE        AMOUNT OF
        TO BE REGISTERED                    REGISTERED(1)          PER SHARE           OFFERING       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share      1,000,000 Shares      $44.22(2)         $44,220,000(2)       $13,045(2)
----------------------------------------------------------------------------------------------------------------------------


(1) The number of Shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of a share of the Company's Common Stock on the New York Stock Exchange on January 23,
    1998 pursuant to Rule 457(h).
================================================================================

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Ocean Energy, Inc. (the "Company") incorporates herein by reference the following documents, or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

                 (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

                 (b) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997;

                 (c) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997;

                 (d) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997; and

                 (e) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 8, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

         Article IX of the Company's Bylaws provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended.

         Section 7(c) of the Company's Certificate of Incorporation provides that the Company shall, to the maximum extent permitted under Delaware law, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

         Section 7(d) of the Company's Certificate of Incorporation limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

      Exhibit
       Number        Description
       ------        -----------
       5 .1          Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered

       23.1          Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

       23.2          Consent of Arthur Andersen LLP

       24.1          Power of Attorney (set forth on the signature page contained in Part II of this Registration
                     Statement).

       99.1          Ocean Energy, Inc. 1996 Long-Term Incentive Plan.

ITEM 9.  UNDERTAKINGS.

                 (a)      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 26th day of January, 1998.

                                              OCEAN ENERGY, INC.



                                              By: /s/ James C. Flores
                                                 ----------------------------
                                                 James C. Flores
                                                 Chairman of the Board,
                                                 President and
                                                 Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Ocean Energy, Inc. (the "Company") hereby constitutes and appoints James C. Flores and Robert K. Reeves, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on Janury 26, 1998.



             Signature                                       Title
             ---------                                       -----
          /s/ James C. Flores                      Chairman of the Board, President and
-------------------------------------------
              James C. Flores                      Chief Executive Officer (Principal
                                                   Executive Officer)


          /s/ Robert L. Belk                       Executive Vice President, Chief Financial
-------------------------------------------
              Robert L. Belk                       Officer, Treasurer  and Director
                                                   (Principal Financial and Accounting Officer)

     /s/ Richard G. Zepernick, Jr.                 Executive Vice President - Exploration &
-------------------------------------------
         Richard G. Zepernick, Jr.                 Production and Director


       /s/ William W. Rucks, IV                    Director
-------------------------------------------
           William W. Rucks, IV

       /s/ Thomas D. Clark, Jr.                    Director
-------------------------------------------
           Thomas D. Clark, Jr.


         /s/ Milton J. Womack                      Director
-------------------------------------------
             Milton J. Womack


        /s/ Charles F. Mitchell                    Director
-------------------------------------------
            Charles F. Mitchell


         /s/ Lodwrick M. Cook                      Director
-------------------------------------------
             Lodwrick M. Cook

                               INDEX TO EXHIBITS

                                                                                            Sequentially
                                                                                              Numbered
       Number                                  Description                                     Pages
       ------                                  -----------                                ---------------
         5.1          Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered

        23.1          Consent of Counsel (included in the opinion filed as Exhibit
                      5.1 to this Registration Statement)
        23.2          Consent of Arthur Andersen LLP

        24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

        99.1          Ocean Energy, Inc. 1996 Long-Term Incentive Plan.